News Release:

Patriot Update

Vancouver, B.C., June 3, 2014 - Patriot Minefinders Inc. (“Patriot”, or the “Company”) (OTCBB: PROF)

Patriot Minefinders Inc. ("Patriot") is pleased to announce it has reached an agreement with Juliet Press Inc. ("Juliet") to acquire 100 percent of Juliet.

Juliet is based in Vancouver, British Columbia and is focused on developing the world's premier ePublishing software platform. The software platform being developed by Juliet will allow authors to input their work directly into ePub format, which is the industry standard format in the electronic publishing. Further to providing an effective software platform for authors to input directly into a native ePub environment, the build out of the business model will also allow effective publishing, distribution and viewing options that do not currently exist in the industry. eBook sales are set to overtake traditional printed publications by 2017 making this technology essential to the production and distribution of all authored material in the future. The market for eBook sales by 2017 is estimated to be $8.2 billion USD.

Juliet is led by an accomplished team of software engineers who will work closely with Patriot Chief Executive Officer, Mr. Greg Johnston who is an experienced technology business builder with a proven track record of success in leadership roles at companies ranging from multi-national Fortune 500 organizations to small venture start ups.

Patriot will issue 14 million common shares from treasury to shareholders of Juliet Press Inc. as consideration. These shares will be issued in reliance on registration and prospectus exemptions under the United States Securities Act of 1933 (the “Act”), or Regulation S or Regulation D under the Act and, if applicable, the British Columbia Securities Act (the “BC Act”), which will impose a trading restriction of at least 6 months from the date on which Patriot files a Super 8-K on the acquisition with the United States Securities & Exchange Commission.

Upon completion of the arrangement, which requires the filing of a Super 8k, Patriot will propose a name change of the newly combined entity to Juliet Press Inc.

Greg Johnston, CEO of Patriot states, "The team at Juliet is extremely talented and focussed and the technology being developed has the potential to transform a large and growing industry."

On Behalf of Management

“Greg Johnston”
Greg Johnston, CEO

Patriot Minefinders Inc
700 - 510 West Hastings Street
Vancouver, B.C., Canada V6B1L8
Tel. 604-687-7130 Fax. 604-608-9110
Email: info@patriotminefinders.com

Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Statements that include words such as “will”, “estimate”,”if”, “plan”, “intend”, “expect”, “may”, “could”, “should” and other similar expressions are forward-looking statements. Actual results could differ from those projected in any forward-looking statements.

Forward-looking statements in this press release include that the software platform being developed by Juliet will allow authors to input their work directly into ePub format, the market for eBook sales by 2017 is estimated to be $8.2 billion USD, Juliet’s software engineers will work closely with Patriot Chief Executive Officer, and Patriot will issue 14 million common shares from treasury to shareholders of Juliet. The forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. In particular, there is no assurance the agreement outlined above will be completed. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors are cautioned to not place reliance on forward-looking statements. As well, Patriot gives no assurances that the assumptions upon which such forward looking statements are based will prove to be correct. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual reports, our quarterly reports, and other reports filed from time-to-time with the Securities and Exchange Commission.